Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, dated as of July 12, 2022 (this “Supplemental Indenture”), by and among Tenneco Inc., a Delaware corporation (the “Issuer”), the guarantors party hereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer, the Guarantors and the Trustee are party to that certain Indenture, dated as of March 17, 2021 (the “Indenture”), providing for the issuance of the Issuer’s 5.125% Senior Secured Notes due 2029 (the “Notes”);

WHEREAS, Section 902 of the Indenture provides, inter alia, that, in certain circumstances, the Issuer, the Guarantors and the Trustee may amend the Note Documents (which includes the Indenture) with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes (including consents obtained in connection with a tender offer for the Notes) (the “Requisite Consents”);

WHEREAS, the Issuer has entered into that certain Agreement and Plan of Merger, dated as of February 22, 2022, by and among the Issuer, Pegasus Holdings III, LLC (“Parent”) and Pegasus Merger Co. (the “Offeror”), pursuant to which the Offeror will be merged with and into the Issuer (the “Merger”), with the Issuer surviving the Merger and continuing as a wholly owned subsidiary of Parent;

WHEREAS, in connection with the Merger, the Offeror has distributed an Offer to Purchase and Consent Solicitation Statement, dated June 27, 2022 (the “Offer to Purchase”), to the Holders of the Notes in connection with the offer to purchase for cash any and all of the outstanding Notes and the concurrent solicitation of such Holders’ consents (the “Consents”) to certain proposed amendments to the Indenture as further described in the Offer to Purchase (the “Proposed Amendments”);

WHEREAS, in accordance with the terms and conditions set forth in the Offer to Purchase, the Holders of a majority in aggregate principal amount of the Outstanding Notes have validly provided Consents and have not validly withdrawn their Consents to the adoption of the Proposed Amendments set forth in this Supplemental Indenture in accordance with the provisions of the Indenture, and evidence of such consents has been provided by the Offeror to the Trustee and the Issuer;

WHEREAS, the Issuer has approved the Proposed Amendments;

WHEREAS, with the Offeror having received the Requisite Consents from the Holders of the Outstanding Notes, the Issuer desires to amend the Indenture pursuant to Section 902 of the Indenture;

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WHEREAS, in accordance with Sections 106, 107 and 903 of the Indenture, the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel with respect to this Supplemental Indenture on the date hereof;

WHEREAS, pursuant to Sections 902 and 903 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, the execution and delivery of this Supplemental Indenture is authorized and permitted by, and complies with, the Indenture, all conditions precedent to the execution and delivery of this Supplemental Indenture required by the Indenture have been complied with and this Supplemental Indenture is a valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually covenant and agree as follows:

ARTICLE I

Defined Terms

Section 1.1 Capitalized Terms. Capitalized terms used herein without being defined herein shall have the meanings assigned to them in the Indenture.

ARTICLE II

Amendments to the Indenture

Section 2.1 The Indenture is hereby amended by adding the following sentence to the end of the definition of “Change of Control” in the Indenture:

Notwithstanding the foregoing, a “Change of Control” will not occur or be deemed to occur or have occurred (i) in connection with the Acquisition or (ii) at any time so long as (1) the Permitted Holders directly or indirectly beneficially own shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company or (2) no Person, other than the Permitted Holders, beneficially owns shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company.

Section 2.2 The Indenture is hereby amended by adding the following definitions in the proper alphabetical order to the list of defined terms in Section 101 (“Definitions”) in the Indenture:

“Acquisition” means the acquisition of the Company pursuant to the Agreement and Plan of Merger, dated February 22, 2022 (as further amended, supplemented, waived or otherwise modified from time to time), by and among the Company, Pegasus Holdings III, LLC and Pegasus Merger Co., which provides that Pegasus Merger Co. will merge with and into the Company, with the Company continuing as the surviving corporation in the merger.

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“Permitted Holders” means, at any time, (i) one or more investment funds affiliated with, controlled by or managed by Apollo Global Management, Inc. and any of their respective Affiliates other than any portfolio companies (collectively, the “Apollo Sponsors”), (ii) any Person that forms a group for purposes of Section 13(d) of the Exchange Act (or any successor provision) with the Apollo Sponsors; provided that, collectively, the Apollo Sponsors, directly or indirectly, control a majority of the ordinary voting power of the Capital Stock of the Company beneficially owned by such group and (iii) any publicly-listed company so long as no Person, other than Permitted Holders described in clauses (i) and (ii) above, such publicly-listed company or any subsidiary of such publicly-listed company, beneficially owns shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company or such publicly-listed company.

ARTICLE III

Effectiveness

Section 3.1 Effectiveness. This Supplemental Indenture shall become a valid, binding and legal agreement enforceable in accordance with its terms between the parties hereto and effective when executed by the parties hereto. The amendments to the Indenture set forth herein shall become operative only at the first time and date at which the Offeror has notified the Information and Tender Agent (as defined in the Offer to Purchase) and the Trustee that Notes representing the Requisite Consents that were validly tendered (and not validly withdrawn) have been accepted for purchase by the Offeror, subject to the terms and conditions set forth in the Offer to Purchase. The Issuer will notify the Trustee in writing (which may be by e-mail) of the occurrence of the operative day and time of this Supplemental Indenture.

ARTICLE IV

Miscellaneous

Section 4.1 Incorporation. All provisions of this Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture.

Section 4.2 Third Parties. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 4.3 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 4.4 Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic (including in “.pdf” or “tif” format) transmissions shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronically (including in “.pdf” or “tif” format) shall be deemed to be their original signatures for all purposes.

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Section 4.5 Headings. The Article and Section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

Section 4.6 Successors. All covenants and agreements in this Supplemental Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their permitted successor and assigns, whether so expressed or not.

Section 4.7 Separability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.8 Ratification of Indenture; Supplemental Indenture; Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

ISSUER

TENNECO INC.

By:	/s/ Paul D. Novas
Name:	Paul D. Novas
Title:	Vice President Finance and Treasurer

GUARANTORS

TENNECO AUTOMOTIVE OPERATING COMPANY INC.

By:	/s/ Paul D. Novas
Name:	Paul D. Novas
Title:	Vice President Finance

TENNECO INTERNATIONAL HOLDING CORP.

By:	/s/ Paul D. Novas
Name:	Paul D. Novas
Title:	Vice President Finance

TENNECO GLOBAL HOLDINGS INC.

By:	/s/ Paul D. Novas
Name:	Paul D. Novas
Title:	Vice President Finance

THE PULLMAN COMPANY

By:	/s/ Paul D. Novas
Name:	Paul D. Novas
Title:	Vice President Finance

[Signature Page to the First Supplemental Indenture of 5.125% Senior Secured Notes]

TMC TEXAS INC.

By:	/s/ Paul D. Novas
Name:	Paul D. Novas
Title:	Vice President Finance

CLEVITE INDUSTRIES INC.

By:	/s/ Paul D. Novas
Name:	Paul D. Novas
Title:	Vice President Finance

FEDERAL-MOGUL FINANCING CORPORATION

By:	/s/ Paul D. Novas
Name:	Paul D. Novas
Title:	Vice President Finance and Treasurer

CARTER AUTOMOTIVE COMPANY LLC

By:	/s/ Paul D. Novas
Name:	Paul D. Novas
Title:	Vice President Finance

FEDERAL-MOGUL IGNITION LLC

By:	/s/ Paul D. Novas
Name:	Paul D. Novas
Title:	Vice President Finance

FEDERAL-MOGUL PISTON RINGS, LLC

By:	/s/ Paul D. Novas
Name:	Paul D. Novas
Title:	Vice President Finance

[Signature Page to the First Supplemental Indenture of 5.125% Senior Secured Notes]

FEDERAL-MOGUL POWERTRAIN LLC

By:	/s/ Paul D. Novas
Name:	Paul D. Novas
Title:	Vice President Finance

FEDERAL-MOGUL POWERTRAIN IP LLC

By:	/s/ Paul D. Novas
Name:	Paul D. Novas
Title:	Vice President Finance

FEDERAL-MOGUL PRODUCTS US LLC

By:	/s/ Paul D. Novas
Name:	Paul D. Novas
Title:	Vice President Finance

FEDERAL-MOGUL MOTORPARTS LLC

By:	/s/ Paul D. Novas
Name:	Paul D. Novas
Title:	Vice President Finance

FEDERAL-MOGUL WORLD WIDE LLC

By:	/s/ Paul D. Novas
Name:	Paul D. Novas
Title:	Vice President Finance

FELT PRODUCTS MFG. CO. LLC

By:	/s/ Paul D. Novas
Name:	Paul D. Novas
Title:	Vice President Finance

[Signature Page to the First Supplemental Indenture of 5.125% Senior Secured Notes]

MUZZY-LYON AUTO PARTS LLC

By:	/s/ Paul D. Novas
Name:	Paul D. Novas
Title:	Vice President Finance

FEDERAL-MOGUL CHASSIS LLC

By:	/s/ Paul D. Novas
Name:	Paul D. Novas
Title:	Vice President Finance

F-M MOTORPARTS TSC LLC

By:	/s/ Paul D. Novas
Name:	Paul D. Novas
Title:	Vice President Finance

F-M TSC REAL ESTATE HOLDINGS LLC

By:	/s/ Paul D. Novas
Name:	Paul D. Novas
Title:	Vice President Finance

FEDERAL-MOGUL VALVE TRAIN INTERNATIONAL LLC

By:	/s/ Paul D. Novas
Name:	Paul D. Novas
Title:	Vice President Finance

FEDERAL-MOGUL SEVIERVILLE, LLC

By:	/s/ Paul D. Novas
Name:	Paul D. Novas
Title:	Vice President Finance

[Signature Page to the First Supplemental Indenture of 5.125% Senior Secured Notes]

BECK ARNLEY HOLDINGS LLC

By:	/s/ Paul D. Novas
Name:	Paul D. Novas
Title:	Vice President Finance

DRIV AUTOMOTIVE INC.

By:	/s/ Paul D. Novas
Name:	Paul D. Novas
Title:	Vice President Finance

[Signature Page to the First Supplemental Indenture of 5.125% Senior Secured Notes]

TRUSTEE

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jane Y. Schweiger
Name:	Jane Y. Schweiger
Title:	Vice President

[Signature Page to the First Supplemental Indenture of 5.125% Senior Secured Notes]